Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2001 relating to the financial statements and financial statement schedule, which appears in Home Properties of New York, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our reports (1) dated December 12, 2000, December 13, 2000 and December 14, 2000 on our audits of Old Friends Apartments, Elmwood Terrace and Orleans Village, respectively, for the year ended December 31, 1999, which reports are included in the Form 8-K/A Amendment No. 1 dated June 30, 2000 and filed January 16, 2001, (2) dated March 15, 2001 on our audit of Cypress Place for the year ended December 31, 1999, which report is included in the Form 8-K/A Amendment No. 1 dated December 27, 2000 and filed on March 15, 2001 and (3) dated August 26, 2001, October 1, 2001, October 1, 2001, October 3, 2001 and November 19, 2001 on our audits of Virginia Village, Fenland Field Apartments, Courtyard Village Apartments, Devonshire Hills (formerly Windsor at Hauppauge) and the Wellington Properties, respectively, for the year ended December 31, 2000, which reports are included in the Form 8-K/A Amendment No. 1 dated March 30, 2001 and filed on November 27, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

ROCHESTER, NEW YORK

NOVEMBER 29, 2001